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                                                                   Exhibit 10.11

                           FIRST FEDERAL LINCOLN BANK

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

         The purpose of the First Federal Lincoln Bank Supplemental Deferred Compensation Plan is to provide a supplemental deferred compensation arrangement for Directors of First Federal Lincoln Bank.

                                   ARTICLE II

                                   DEFINITIONS

         For purposes of this Plan, the following words and phrases shall have the meaning indicated:

         2.1 Beneficiary. "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Company and shall become effective only when received in writing by the Company.

         2.2 Benefit. "Benefit" means the benefit payable to a Participant or his Beneficiary as described in Article VI hereof.

         2.3 Benefit Account. "Benefit Account" means the account maintained on the books of the Company for each Participant pursuant to Article V. A Participant's Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts which may be paid to the Participant pursuant to this Plan. A Participant's Benefit Account shall not constitute or be treated as a trust fund of any kind.

         2.4 Change in Control. "Change in Control" means a Business Combination with, or, Acquisition of the Company by any Other Entity.

             (a) "Business Combination" or "Acquisition" shall include (i) any merger or consolidation of the Company with or into any Other Entity; (ii) the sale of substantially all of the assets of the Company to any Other Entity; or (iii) a tender offer or other series of stock purchases which result in any Other Entity becoming the direct or beneficial owner of more than 50% of the outstanding voting securities.

             (b) "Other Entity" shall mean any corporation, person or other entity with which it or its affiliates or associates has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of the stock or assets of the Company.

         2.5 Committee. "Committee" means the Administrative Committee appointed by the Board of Directors of Company to administer the Plan. The Board of Directors of Company may change the members of the Administrative Committee at any time.

         2.6 Company. "Company" means First Federal Lincoln Bank.

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         2.7  Deferral Election. "Deferral Election" means the irrevocable election by Participant to defer without limit, a percentage of Director Fees each Plan Year otherwise payable to Participant. Participants must make a new Deferral Election for each Plan Year. A Participant may terminate a Deferral Election at any time during the Plan Year as to compensation for services not yet provided by the Participant by giving written notice of the same to Company.

         2.8 Deferred Amount. "Deferred Amount" means a Participant's monthly compensation multiplied by the Deferral Election.

         2.9 Disability. "Disability" means the physical or mental disability of a Participant rendering a Participant not being able to perform his usual and customary duties as Director of Company on a permanent basis. Disability shall be determined by a physician selected by Company.

         2.10 Effective Date. "Effective Date" means the first day of the calendar month immediately following the date an individual is designated by the Board of Directors of the Company to participate in the Plan.

         2.11 Investment Option. "Investment Option" means the different mutual funds or other investment vehicles as selected by the Committee from time to time.

         2.12 Participant. "Participant" means any individual who is designated by the Board of Directors of the Company to participate in this Plan.

         2.13 Participation Agreement. "Participation Agreement" means the agreement filed by a Participant within thirty (30) days of the beginning of the first period for which any amount is credited to a Participant's Benefit Account. A form of such Participation Agreement is attached hereto.

         2.14 Plan. "Plan" means this First Federal Lincoln Bank Supplemental Deferred Compensation Plan.

         2.15 Plan Year. "Plan Year" means the twelve (12) month period beginning on each January 1 and terminating on the succeeding December 31.

         2.16 Year of Service. "Year of Service" means a plan year during which a Participant completes at least six (6) months of service.


                                   ARTICLE III

                                 ADMINISTRATION

         3.1 Duties of Committee. This Plan shall be administered by the Committee. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan.

         3.2 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation or application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons who have any interest in the Plan, unless a written appeal is received by the Committee

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within sixty days of the disputed action. The appeal will be reviewed by the
Committee and the decision of the Committee shall be final, conclusive and binding on the Participant and all persons claiming by, through or under the Participant.

                                   ARTICLE IV

                                  PARTICIPATION

         4.1 Participation. The Board of Directors of the Company shall designate from time to time who shall be Participants in the Plan. Eligible Participants shall include active members of the Board of Directors of Company and retired former Directors who are receiving Director Emeritus Fees.

         4.2 Effective Date of Participation. A designated person shall become a Participant effective on the Effective Date.

                                    ARTICLE V

                                 BENEFIT ACCOUNT

         5.1 Account. The Company shall establish a Benefit Account for each Participant in the Plan.

         5.2 Crediting to Account. The Company shall credit the Participant's Benefit Account monthly in an amount equal to the Deferred Amount. The Benefit Account shall be increased or decreased to reflect the appreciation or depreciation, as the case may be, in the investments in the Benefit Account. All state or federal taxes due on the income or gain realized in a Participant's Benefit Account shall be charged against the general assets of Company and paid by the Company rather than a Participant's Benefit Account. Any transaction costs or fund charges or fees shall be charged against and paid from the Participant's Benefit Account. To the extent the Company is required to withhold any taxes, or other amounts from an amount credited to a Participant's Benefit Account, pursuant to any state, federal or local law, such amounts shall be taken out of the Participant's board fees.

         5.3 Investment Direction. The Participant shall have the right to direct the Committee as to how amounts in the Participant's Benefit Account shall be invested among those Investment Options then available by executing an Investment Direction in the form attached hereto as Exhibit "A." All amounts credited to the Participant's Benefit Account shall be invested in accordance with the then effective Investment Direction. An Investment Direction shall continue indefinitely until a new Investment Direction form is received by the Committee. A change in the Investment Direction shall become effective on the first business day of January, April, July or October following the date the change in Investment Direction form is received by the Committee.

         5.4 Quarterly Reporting. At least within thirty (30) days after the end of each calendar year, Committee shall provide to each Participant a statement showing the balance in the Participant's Benefit Account including the contribution, earnings and losses in such Benefit Account and the fair market value of investments in such account as of the last day of said calendar year.

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                                   ARTICLE VI

                                    BENEFITS

         6.1 Commencement of Payment of Benefits. Upon the first to occur of the following:

                  (i)      Participant's death;

                  (ii) Participant's termination of services with Company, whether voluntary or involuntary;

                  (iii)    Participant's Disability; or

                  (iv)     Change in Control.

         The Participant shall be entitled to payment of Benefits in the form elected as provided herein.

         6.2 Form of Payment. The balance in a Participant's Benefit Account shall be payable as follows:

                  (a) The Company shall pay the Participant or his Beneficiary the amount specified therein in one of the following forms as elected in the Participation Agreement filed by the Participant:

                           (i)      a lump sum payment;

                           (ii)     a life annuity;

                           (iii)    a joint survivor annuity; or

                           (iv) a monthly payment of a fixed amount which shall amortize the applicable amount in equal monthly payments of principal and interest over a period from two (2) to two hundred forty (240) months.

                  (b) Participant, prior to commencement of payment of any Benefit hereunder, may, from time to time, request from Company a change in the form of payment. Company, at Company's discretion, may grant or deny the request. The foregoing notwithstanding, the form of payment shall be that form then in effect on the date one (1) year preceding commencement of payment of Benefits set forth in 6.1 above.

                  (c) In the absence of a Participant's election, Benefits shall be paid in monthly payments over a two hundred forty (240) month period.

         6.3 Withholding; Payroll Taxes. To the extent required by law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld for the federal or any state or local government.

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                                   ARTICLE VII

                             CONDITIONS TO BENEFITS

         The Company's obligation to make or continue any payments to a Participant hereunder shall terminate if, following Commencement of Benefits set forth in 6.1 herein, the Participant directly, acts as an officer, director, employer or agent of, or performs consulting services for, any firm, person, corporation or enterprise which (i) directly competes with the primary business then conducted by the Company, and (ii) has a facility within the boundaries of or within 50 miles from the boundaries of any city in which the Company has a facility.

                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

         8.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution of the benefits due to the Participant under the Plan.

         8.2 Amendments. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary designations previously filed.

         8.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving Participant in the first of the following classes in which there is a survivor, share and share alike:

                  (a)      The surviving Spouse;

                  (b) The Participant's living children, except that if any of the children predecease the Participant but leave issue surviving, then such issue shall take by right of representation the share their parent would have taken if living;

                  (c) The personal representative (executor or administrator) of Participant's estate.

         8.4 Effect of Payment. The payment to the deemed Beneficiary shall completely discharge the Company's obligations under this Plan.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1      Status of Benefit Account. The amounts credited to a
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Participant's Benefit Account are forfeitable until an event requiring payment as described in Article VI. From and after such an event, Participants and their Beneficiaries shall have no legal or equitable rights or claims in any property or assets of the Company. Any and all of the Company's assets shall be and remain the general, unpledged, unrestricted assets of the Company. Following an event described in Article VI, the Company's

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obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

         9.2 Nonassignability. No Benefit shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Benefit shall be void. Except as required by law, no Benefit shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liabilities of any Participant or Beneficiary.

         9.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge the Participant at any time.

         9.4 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of a Benefit hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

         9.5 Governing Law. The provisions of this Plan shall be construed and interpreted in accordance with the laws of the State of Nebraska.

         9.6 Effective Date. This Plan shall be effective as of JANUARY 1, 1997.
                                                                ---------------

         ADOPTED pursuant to resolution of the Board of Directors on the 18TH
                                                                         ----
day of DECEMBER, 1996.
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                                            FIRST FEDERAL LINCOLN BANK

Date     December 18, 1996                  By /s/ Lavern F. Roschewski
     --------------------------                ---------------------------------
                                              Its:  Chairman of the Board

                                            By /s/ Gilbert G. Lundstrom
                                               ---------------------------------
                                              Its:  President

                                            By /s/ Patricia A. Young
                                               ---------------------------------
                                              Its:  Secretary

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